Exhibit 13.2

CFO SECTION 906 CERTIFICATION

PSi TECHNOLOGIES HOLDINGS, INC.

This certification is provided to PSi Technologies Holdings, Inc. (the “Issuer”) in connection with the preparation of the annual report on Form 20-F/A (the “Form 20-F/A”) for the year ended December 31, 2005 of Issuer.

I, Thelma G. Oribello, the Chief Financial Officer of Issuer certify that:

(1)	To the best of my knowledge, after reasonable investigation:

(i) the Form 20-F/A fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Form 20-F/A fairly presents, in all material respects, the financial condition and results of operations of Issuer.

(2)	I have reviewed the contents of this certificate with the Chief Executive Officer of Issuer.

Dated: August 16, 2006.

/s/ THELMA G. ORIBELLO
Name: Thelma G. Oribello Title: Chief Financial Officer